Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated September 27, 2009, as Appendix C to, and the references thereto under the captions “SUMMARY—Opinion of Financial Advisor to ACS”, “THE MERGER—Background of the Merger”, “THE MERGER—Recommendation of the ACS Board of Directors; ACS’s Reasons for the Merger”, “THE MERGER—Opinion of Financial Advisor to ACS” and “THE MERGER AGREEMENT—Representations and Warranties” in, the Joint Proxy Statement/Prospectus of Xerox Corporation and Affiliated Computer Services, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Xerox Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/S/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

New York, New York

December 14, 2009